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                                                                   Exhibit 10.5

                             SPACELABS MEDICAL, INC.

            STOCK OPTION AND DEFERRAL PLAN FOR NONEMPLOYEE DIRECTORS




                               ARTICLE I PURPOSES

      The purposes of the Spacelabs Medical, Inc. Stock Option and Deferral Plan for Nonemployee Directors, as amended and restated (the "Plan"), are to attract and retain the services of experienced and knowledgeable nonemployee directors of Spacelabs Medical, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

                      ARTICLE II SHARES SUBJECT TO THE PLAN

      Subject to adjustment in accordance with Article VI, the total number of shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), that may be issued pursuant to the Plan is 150,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                     ARTICLE III ADMINISTRATION OF THE PLAN

      The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

                      ARTICLE IV PARTICIPATION IN THE PLAN

1.    OPTION GRANTS

      (a) INITIAL GRANTS. Commencing on February 23, 1996, each member of the Board who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") and who is first elected or appointed after June 26, 1992 on a date other than the date of an Annual General Meeting of Stockholders (as described in the Corporation's By-laws, an "Annual Meeting"), shall automatically receive the grant of an option to purchase the number of Shares set forth below on February 23, 1996 or, if first elected or appointed after that date, on the date of such Eligible Director's initial election or appointment (the "Initial Grant"). The amount of Shares included in the Initial Grant shall be determined by reference to the number of calendar quarters by which the Eligible Director's initial election or appointment precedes the quarter in which the next Annual Meeting is scheduled to occur, as follows: no Shares in the same quarter, 500 Shares in the first quarter preceding, 1,000 Shares in the second quarter preceding, and 1,500 Shares in the third quarter preceding. All grants made prior to stockholder approval of this
Section 4.1(a) shall be subject to such approval.


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      (b) ANNUAL GRANTS. Each Eligible Director shall automatically receive the grant of an option to purchase 2,000 Shares on the fifth business day following each Annual Meeting.

2.    DEFERRAL OF RETAINER AND/OR FEES

      (a) DEFERRAL ELECTIONS.

           (i) Commencing on February 23, 1996, an Eligible Director may make an election to defer payment of all or part of such Eligible Director's retainer and/or fees payable for serving as Chairman of a Board Committee (but not fees payable for attending Board or Board Committee meetings) or for extraordinary services (an "Election"). The date on which a deferred cash amount would have been paid but for the Election with respect to such cash amount shall be the "Normal Payment Date."

          (ii) Except as otherwise provided herein, each Election must be made in writing by June 30 of the calendar year prior to the calendar year for which the retainer and/or fees will be paid and must be irrevocable for the affected calendar year; provided, however, that for 1996, each Eligible Director shall be permitted to make an Election to defer payment of all or a portion of the retainer and/or fees earned after September 30, 1996 and before December 31, 1996, provided such Eligible Director has made an irrevocable written Election to this effect on or before March 23, 1996. Notwithstanding the foregoing, if the requirements of Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") are hereafter amended such that the Election does not need to precede the Normal Payment Date by six months, then "June 30" in the first sentence of this subsection 2(a)(ii) shall be changed to "December 31".

         (iii) The Election made by the Eligible Director shall specify the date (the "Deferred Payment Date") on which the Eligible Director wishes to receive payment for the Stock Units (as defined in Section 4.2(b)); provided, however, that the Deferred Payment Date with respect to any Election must be at least three years after the beginning of the calendar year during which the Stock Unit was credited to an Account (as defined in Section 4.2(b)).

      (b) CREDITING STOCK UNITS TO ACCOUNTS. Amounts deferred pursuant to
Section 2(a) shall be credited as of the Normal Payment Date to a bookkeeping reserve account maintained by the Corporation (an "Account") in units that are equivalent in value to shares of Common Stock ("Stock Units"). The number of Stock Units credited to an Account with respect to any Eligible Director shall be equal to any deferred cash amount divided by the "fair market value" (as defined in Section 4.3) of the Common Stock on the Normal Payment Date.

      (c) FULLY VESTED STOCK UNITS. All Stock Units credited to an Eligible Director's Account pursuant to this Section 4.2 shall be at all times fully vested and nonforfeitable.

      (d) PAYMENT OF STOCK UNITS. Stock Units credited to an Eligible Director's Account pursuant to this Section 4.2 shall be payable in an equal number of Shares in a single distribution made on the Deferred Payment Date specified by the Eligible Director in the applicable Election.

3.    FAIR MARKET VALUE

      For purposes of the Plan, "fair market value" shall be the average of the high and low per share sales prices of the Common Stock as of any trading day as reported on such trading day by the Nasdaq National Market (or any national stock exchange on which the Common Stock is at the time listed or admitted to trading) or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded.


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                             ARTICLE V OPTION TERMS

      Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.    OPTION AGREEMENT

      Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.    OPTION EXERCISE PRICE

      The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted.

3.    VESTING AND EXERCISABILITY

      An option shall become fully vested and exercisable and become nonforfeitable on the day of the Annual Meeting next following the date of grant if the optionee has continued to serve as a director until such meeting.

4.    TIME AND MANNER OF EXERCISE OF OPTION

      Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

      Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (a) in cash or by check or (b) in shares of Common Stock already owned for the last three (3) months by the person exercising the option, valued at fair market value at the time of such exercise.

5.    TERM OF OPTIONS

      Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

            (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death or retirement of the optionee on or after the mandatory retirement age for directors, the options granted to such optionee may be exercised by him or her only within one (1) year after the date such optionee ceases to be a director of the Corporation.

            (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the one (1) year period referred to in Section 5.5(a), the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one
      (1) year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

            (c) In the event of the retirement of an optionee on or after the mandatory retirement age for directors, such options shall expire unless exercised within three (3) years after the date of such retirement.


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6.    TRANSFERABILITY

      Options and Stock Units shall not be transferable or assignable other than by (a) will or the laws of descent and distribution; or, with respect to options, (b) pursuant to a qualified domestic relations order, or (c) to the extent permissible under Rule 16b-3 under the Exchange Act as then applicable to the Corporation's employee benefit plans, by gift or other transfer to either
(i) any trust or estate in which the original award recipient or such person's spouse or other immediate family member has a substantial beneficial interest or
(ii) a spouse or other immediate family member. Also, to the extent permissible under Rule 16b-3 under the Exchange Act, the recipient of an option may designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5.5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or Stock Unit under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

7.    PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

      Neither the recipient of an option or Stock Unit under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option or Stock Unit held by such person until such person becomes a holder of record of such Shares.

8.    LIMITATION AS TO DIRECTORSHIP

      Neither the Plan nor the receipt of an option or Stock Unit nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a recipient has a right to continue as a director for any period of time or at any particular rate of compensation.

9.    REGULATORY APPROVAL AND COMPLIANCE

      The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option or the payment of a Stock Unit received under the Plan, or record as a holder of record of Shares the name of the individual exercising an option or receiving payment of a Stock Unit under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                         ARTICLE VI CAPITAL ADJUSTMENTS

      The aggregate number and class of Shares to be issued under the Plan and the number and class of Shares covered by (a) each automatic option grant, (b) each outstanding Stock Unit, and (c) each outstanding option and the exercise price per Share thereof (but not the total price), shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to stockholders other than cash dividends, changes in the outstanding stock of the Corporation by reason of any increase or decrease in the number of issued shares of Common Stock resulting from the split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares, provided that counsel to the Corporation has determined that such adjustment will meet the requirements of Rule 16b-3(c)(2)(ii) of the Exchange Act.

      In the event of any adjustment in the number of Shares covered by any award, any fractional Shares resulting from such adjustment shall be disregarded and each such award shall cover only the number of full Shares resulting from such adjustment.


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                        ARTICLE VII EXPENSES OF THE PLAN

      All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

              ARTICLE VIII EFFECTIVE DATE AND DURATION OF THE PLAN

      The Plan becomes effective on June 26, 1992. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's stockholders, but such termination shall not affect the then-outstanding terms of any options or Stock Units.

                ARTICLE IX TERMINATION AND AMENDMENT OF THE PLAN

      The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six (6) months that would change the amount, price, timing or vesting of the options or Stock Units, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder, and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would

      (a) materially increase the number of Shares that may be issued under the Plan,

      (b) materially modify the requirements as to eligibility for participation in the Plan, or

      (c) otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Corporation's stockholders.

                      ARTICLE X COMPLIANCE WITH RULE 16b-3

      It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.


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